Press Contact:
Jordan Hassin
Iridium Communications Inc.
Jordan.Hassin@Iridium.com
+1 (703) 287-7421
X: @Iridiumcomm

Investor Contact:
Kenneth Levy
Iridium Communications Inc.
Ken.Levy@Iridium.com
+1 (703) 287-7570

Iridium Announces New D2D Direction

McLEAN, Va. – November 9, 2023 – Iridium Communications Inc. (Nasdaq:IRDM), a leading provider of global personal satellite communications, today announced an update to its relationship with Qualcomm Technologies, Inc. (Qualcomm), a subsidiary of QUALCOMM Incorporated.

Iridium previously announced that it entered into agreements with Qualcomm to enable satellite messaging and emergency services in smartphones powered by Snapdragon® Mobile Platforms using Iridium’s satellite network. The companies successfully developed and demonstrated the technology; however, notwithstanding this technical success, smartphone manufacturers have not included the technology in their devices. Due to this, on November 3, 2023, Qualcomm notified Iridium that it has elected to terminate the agreements, effective December 3, 2023.

“While I’m disappointed that this partnership didn’t bear immediate fruit, we believe the direction of the industry is clear toward increased satellite connectivity in consumer devices,” said Iridium CEO Matt Desch. “Led by Apple today, MNOs and device manufacturers still plan, over time, to provide their customers with expanded coverage and new satellite-based features, and our global coverage and regulatory certainty make us well suited to be a key player in this emerging market. User experience will be critical to their success, and we’ve proven that we can provide a reliable, global capability to mobile users.”

With the termination of these agreements, Iridium will be free to directly re-engage with smartphone OEMs, other chipmakers, and smartphone operating system developers that the Company had been collaborating with previously. Iridium will also be pursuing new relationships with smart device OEMs, chipmakers, and developers for its existing and future service plans. Companies electing to adopt an Iridium solution today will have long-term service certainty and can be involved in Iridium’s Narrowband Non-Terrestrial-Network service development planning, which was announced at the Company’s Investor Day in September 2023.

The termination of these agreements does not affect Iridium’s financial guidance for full-year 2023, as provided in its October 19, 2023 earnings release. The Company continues to expect that, as announced at Investor Day, it will generate about $1 billion in annual service revenue by 2030 and have the capacity to generate approximately $3 billion in shareholder returns through 2030.

About Iridium Communications Inc.
Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. In 2019, the company completed a generational upgrade of its satellite network and launched its specialty broadband service, Iridium Certus®. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the Nasdaq Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements
Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Iridium’s expectations with respect to direct-to-device services, as well as its short and long-term financial outlook and capacity to return capital to stockholders. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding customer demand for Iridium’s products and services; Iridium’s ability to maintain the health, capacity and content of its satellite constellation, and the development of and market for Iridium’s products and services, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on February 16, 2023, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements are based on information available to it as of the date of this press release and speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.